UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2014

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 FISKE PLACE OXNARD, CALIFORNIA 93033
(Address of Principal Executive Offices, Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 31, 2014, Nikhil A. Mehta resigned as Chief Financial Officer of Clean Diesel Technologies, Inc. (the “Company”) in order to pursue other opportunities. He will remain employed by the Company in a transitional capacity until August 30, 2014. The Company’s Board of Directors has determined that Mr. Mehta’s departure will be treated as resignation for good reason, pursuant to his employment agreement. In connection with Mr. Mehta’s resignation, the Company and Mr. Mehta have entered into a separation and release agreement (the “Separation Agreement”). The Separation Agreement provides for, among other things: (i) severance benefits of (a) one year’s salary of $310,000, payable on a bi-weekly basis; (b) a prorated, lump-sum bonus in the amount of $27,125 pursuant to Mr. Mehta’s personal objectives under his 2014 bonus plan; (c) the accelerated vesting of all stock options and restricted share units held by Mr. Mehta and the extension of the expiration date on his options from 90 days to 180 days after the date of his separation; (d) one year of medical, dental and vision coverage; and (e) outplacement assistance; and (ii) the release by Mr. Mehta of all claims against the Company. The description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  The parties also agreed to waive the 90 day notice period under Mr. Mehta’s employment agreement.

Effective July 31, 2014, the Company’s Board of Directors appointed David E. Shea to serve as Chief Financial Officer and Chief Accounting Officer.

Mr. Shea, age 51, has served as the Company’s Vice President of Finance and Treasurer since May 2013 and Corporate Controller since April 2014. Mr. Shea joined the Company as Corporate Controller in October 2010 following the business combination of the Company and Catalytic Solutions, Inc., a position which he held until May 2013.  Mr. Shea served as the Corporate Controller of Catalytic Solutions, Inc. from October 2009 to October 2010 and Manager of Financial Planning and Analysis from October 2005 to October 2009.

Mr. Shea will continue to serve as Vice President of Finance, Treasurer and Corporate Controller until a successor is named.

Mr. Shea’s compensation was not changed in connection with his new appointment. There are no arrangements or understandings between Mr. Shea and any other person pursuant to which Mr. Shea was appointed Chief Financial Officer and Chief Accounting Officer. Mr. Shea is not related to any other director or executive officer of the Company. There are no related person transactions involving Mr. Shea that are reportable under Item 404(a) of Regulation S-K.

A copy of the press release relating to Mr. Mehta’s departure and the appointment of Mr. Shea is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description of Exhibits
10.1	Separation Agreement and Release, dated July 31, 2014, between Nikhil A. Mehta and Clean Diesel Technologies, Inc.
99.1	Press Release dated July 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

July 31, 2014	By:	/s/ Pedro J. Lopez-Baldrich
Name: Pedro J. Lopez-Baldrich
Title: General Counsel